UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2004

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21853	87-0475073
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Boroline Road, Allendale, New Jersey    07401
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (201) 236-9311

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Section 8 – Other Events
Item 8.01 Other Events

On September 10, 2004, the Company entered into an agreement settling an action styled, Royal Insurance Company of America v. Cadapult Graphic Systems, Inc. and Media Sciences, Inc., No. 04-CV-231, before the United States District Court for the District of New York. The insurance carrier denied coverage under an insurance policy, and filed suit for a declaratory judgement seeking to rescind the policy or in the alternative to have the court declare that the insurance company has no obligation to indemnify the Company for claims for the unreimbursed portion of warranty expenses associated with the Company’s recall of ink products in January 2002. Pursuant to the agreement, in exchange for general releases, the Company received a payment of $500,000 on September 17, 2004. There is no admission on the part of the insurance company that the Company was covered by the insurance policy pursuant to which the Company had filed its claim.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: September 17, 2004	By: /s/ Michael W. Levin Michael W. Levin, President